Exhibit 10.5

WORLD TECHNOLOGY CORP.

2018 STOCK INCENTIVE PLAN

EFFECTIVE AS OF JANUARY 19, 2018

SECTION 1. INTRODUCTION.

The Company’s Board of Directors approved World Technology Corp.’s 2018 Stock Incentive Plan effective on January 19, 2018. The Company’s shareholders approved the Plan on January 19, 2018.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada(except its choice-of-law provisions).

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(e) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(f) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i) A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

(ii) The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h) “Committee” means a committee described in Section 3.

(i) “Common Stock” means the Company’s common stock.

(j) “Company” means World Technology Corp., a Nevada corporation.

(k) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(l) “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following shareholder approved transactions:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(m) “Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).

(n) “Director” means a member of the Board who is also an Employee.

(o) “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(p) “Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(s) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:

(i) If the Shares were traded over-the-counter or listed with NASDAQ on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or the OTC Markets on the date in question, the Fair Market Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(t) “Fiscal Year” means the Company’s fiscal year.

(u) “Grant” means any grant of an Award under the Plan.

(v) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(w) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(x) “Non-Employee Director” means a member of the Board who is not an Employee.

(y) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(aa) “Optionee” means an individual, estate or other entity that holds an Option.

(bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Participant” means an individual or estate or other entity that holds an Award.

(dd) “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Committee in accordance with Code Section 162(m): (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; and/or (xxxii) total shareholder return, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors (including subjective factors).

(ee) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ff) “Plan” means this World Technology Corp. 2018 Stock Incentive Plan, and as it may be amended from time to time.

(gg) Intentionally Omitted

(hh) “Re-Price” means that the Company has (i) lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s), whether through amendment, cancellation, or replacement grants, or any other means, or (ii) repurchased for cash outstanding Options and/or outstanding SARs when the Exercise Price is greater than the Fair Market Value of the underlying Shares.

(ii) “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(jj) “SEC” means the Securities and Exchange Commission.

(kk) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(nn) “Share” means one share of Common Stock.

(oo) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(pp) “Stock Grant” means Shares awarded under the Plan.

(qq) “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(rr) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(ss) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(tt) “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(uu) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(vv) “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i) selecting Key Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award or grant an Award upon the satisfaction of performance conditions. If performance conditions are included in Awards to Covered Employees, then such Awards may be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments subject to Performance Goals are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Employees who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(f) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g) Termination of Service. Unless the applicable Award agreement or the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the expiration term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within eighteen months after the date of termination of Service.

(h) Director Fees. Upon prior unanimous written consent by the Company’s Board of Directors, each Non-Employee Director may elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, a Non-Employee Director’s regular annual retainer shall not include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Non-Employee Director’s regular annual retainer (up to a limit of 100% of the Non-Employee Director’s regular annual retainer). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Stock Grant or Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitations. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 7,000,000 Shares, subject to adjustment pursuant to Section 11.

(b) Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying such Awards, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. In the event that withholding tax liabilities arising from an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall not be added to the Shares available for Awards under the Plan. In addition, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option or SAR shall not be available for subsequent Awards under the Plan and Shares repurchased on the open market with the proceeds of an Option exercise shall not again be made available for issuance under the Plan.

(c) Dividend Equivalents. Any dividend equivalents settled in Shares under the Plan shall be applied against the number of Shares available for Awards.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be ten years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of an Option shall not, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. PAYMENT FOR OPTION SHARES

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i) Surrender of Stock. Payment for all or any part of the Exercise Price or Options may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(ii) Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee’s sole discretion.

(iii) Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be ten years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding SARs unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of a SAR shall not, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d) Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Grant such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c) Payment for Stock Units. Stock Units shall be issued without consideration.

(d) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach and may not be paid until the applicable conditions and restrictions, including any performance conditions, are satisfied.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Unit such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

(i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a forward or reverse stock-split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i) the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii) the limits on Awards specified in Section 5;

(iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv) the Exercise Price under each outstanding SAR or Option.

(b) Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12. EFFECT OF A CORPORATE TRANSACTION.

(a) Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 12(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 13. LIMITATIONS ON RIGHTS.

(a) No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b) Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 15. DURATION AND AMENDMENTS.

(a) Term of the Plan. To the extent the Board approves an amendment to the Plan that requires shareholder approval, the amendment to the Plan shall become effective upon its approval by Company shareholders. The Plan shall terminate at the Company’s 2027 Annual Meeting of Shareholders and may be terminated on any earlier date pursuant to this Section 15.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

WORLD TECHNOLOGY CORP.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) made to purchase shares of World Technology Corp. (the “Company”) common stock:

Optionee:
Grant Date:
Type of Option:		Nonstatutory Stock Option

Grant Number:
Number of Option Shares:			shares
Exercise Price:	$		per share
First Vest Date:
Expiration Date:

Exercise Schedule. So long as Optionee’s Service continues, the Option shall vest and become exercisable with respect to (i) ______ (__%) of the option shares, as set forth above (the “Option Shares”) on the First Vest Date as set forth above and (ii) the balance of the Option Shares in ________________ installments upon Optionee’s completion of each additional _______ of Service over the _____________ period measured from the First Vest Date. In no event shall the Option vest and become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Should Optionee request a reduction to his or her work commitment to less than thirty (30) hours per week, then the Company shall have the right to extend the period over which the Option shall thereafter vest and become exercisable for the Option Shares during the remainder of the Option term to the extent permitted under local law. In no event shall any extension of the exercise schedule, as set forth above (“Exercise Schedule”) for the Option Shares result in the extension of the expiration date, as set forth above, (“Expiration Date”) of the Option.

Optionee understands and agrees that the Option is offered subject to and in accordance with the terms of the World Technology Corp. 2018 Stock Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement (the “Agreement”) attached hereto.

No Employment or Service Contract. Nothing in this Notice or in the attached Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent, Subsidiary or Affiliate employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause to the extent permissible under local law.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the attached Agreement or the Plan.

STOCK OPTION AGREEMENT

Recitals

A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board and Consultants.

B.    Optionee is to render valuable services to the Company (or a Parent, Subsidiary or Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, the attached Notice of Grant of Stock Option (the “Notice”), or the Plan.

NOW, THEREFORE, as a condition to and in consideration of the grant, vesting, and exercise of this Option and Optionee’s receipt of any Option Shares or any related benefit thereunder, it is hereby agreed as follows:

1.    Grant of Option. The Company hereby grants to Optionee, and Optionee hereby accepts from the Company, as of the grant date, as set forth in the Notice, (the “Grant Date”) an option to purchase up to the number of Option Shares specified in the Notice. By accepting (whether in writing, electronically or otherwise) this Option, or by otherwise receiving this Option, Option Shares, or any benefit relating thereto, the Optionee acknowledges that this Option and any Option Shares issued hereunder and the Optionee’s participation in the Plan are subject to such terms and conditions, and the Optionee agrees to such terms and conditions. The Option Shares shall be purchasable from time to time during the Option term specified in Paragraph 2 at the Exercise Price specified in the Notice.

2.    Option Term. This Option shall have a maximum term of __________ years [not to exceed (10) years] measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 4, 5 or 6.

3.    Non-Transferability. This Option shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by operation of law. Notwithstanding the foregoing, should the Optionee die while holding this Option, then this Option shall be transferred in accordance with Optionee’s will or the laws of descent and distribution.

4.    Dates of Exercise. This Option shall vest and become exercisable for the Option Shares in one or more installments as specified in the Notice. As the Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Paragraph 5 or 6. As an administrative matter, the exercisable portion of this Option may only be exercised until the close of the Nasdaq Global Select Market on the Expiration Date or the earlier termination date under Paragraph 5 or 6 or, if such date is not a trading day on the Nasdaq Global Select Market, the last trading day before such date. Any later attempt to exercise this Option will not be honored. For example, if Optionee ceases to remain in Service as provided in Paragraph 5(i) and the date three (3) months from the date of cessation is Monday, July 4 (a holiday on which the Nasdaq Global Select Market is closed), Optionee must exercise the exercisable portion of this Option by 4:00 p.m. Eastern Daylight Time on Friday, July 1.

5.    Cessation of Service. The Option term specified in Paragraph 2 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(i)    Should Optionee cease to remain in Service for any reason (other than death, Disability or Cause and whether or not in breach of local labor laws) while this Option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(ii)    If Optionee dies while this Option is outstanding, then the Optionee’s designated beneficiary or, if no beneficiary was designated or properly designated or, if no designated beneficiary survives the Optionee, the Optionee’s estate (to the extent reasonably determinable) or other individual or entity entitled to receive the Option under applicable local law shall have the right to exercise this Option. Such right shall lapse, and this Option shall cease to be outstanding, upon the earlier of (A) the expiration of the eighteen (18) month period measured from the date of Optionee’s death or (B) the Expiration Date. Optionee may only make a beneficiary designation with respect to this Option if the Company has approved a process or procedure for such beneficiary designation for the local jurisdiction within which Optionee performs services for the Company or a Parent, Subsidiary or Affiliate. If no such beneficiary designation process or procedure has been approved by the Company, then, in the event of Optionee’s death, this Option may only be exercised by the Optionee’s estate (to the extent reasonably determinable) or other individual or entity entitled to receive the Option under applicable local law.

(iii)   Should Optionee cease Service by reason of Disability while this Option is outstanding, then Optionee shall have a period of eighteen (18) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

(iv)  During the limited period of post-Service exercisability, this Option may not be exercised in the aggregate for more than the number of vested Option Shares for which the Option is exercisable at the date the Optionee ceases to actively provide Service (not extended by any notice period mandated under local law). Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised. However, this Option shall, immediately as of the date the Optionee ceases to actively provide Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this Option is not otherwise at that time exercisable.

(v)  Should Optionee’s Service be terminated for Cause or should Optionee otherwise engage in activities constituting Cause while this Option is outstanding, then this Option shall terminate immediately and cease to remain outstanding. In the event Optionee’s Service is suspended pending an investigation of whether Optionee’s Service will be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period.

(vi)  For purposes of this Paragraph 5, in the event of Optionee’s cessation of Service for any reason (whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where Optionee is employed or providing Service, or the terms of Optionee's employment or service agreement, if any), Optionee’s right to receive additional options or to vest in the Option will end as of the date the Optionee is no longer actively providing Service and will not be extended by any notice period mandated under local law (e.g., active Service would not include any period of “garden leave” or similar period pursuant to local law); the Company shall have the exclusive discretion to determine when an Optionee is no longer actively providing Service for purposes of this Option.

6.    Special Acceleration of Option.

(a)    This Option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully vested and exercisable, shall automatically accelerate so that this Option shall, immediately prior to the effective date of the Corporate Transaction, become vested and exercisable for all of the Option Shares at the time subject to this Option and may be exercised for any or all of those Option Shares as fully-vested Shares. No such acceleration of this Option, however, shall occur if and to the extent: (i) this Option is, in connection with the Corporate Transaction, either assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such Shares) and provides for subsequent pay-out in accordance with the same Exercise Schedule set forth in the Notice. The determination of option comparability under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive.

(b)    Immediately following the effective date of the Corporate Transaction, this Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c)    If this Option is assumed in connection with a Corporate Transaction, then the Committee shall appropriately adjust the number of shares and the kind of shares or securities covered by the Option and the Exercise Price immediately after such Corporate Transaction, provided the aggregate Exercise Price shall remain the same.

(d)    This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.    Adjustment in Option Shares. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, appropriate adjustments shall be made to (i) the total number and/or kind of shares or securities subject to this Option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.    Shareholder Rights. The holder of this Option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased Shares.

9.    Manner of Exercising Option.

(a)    In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i)    Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

(A)    cash or check which, in the Company’s sole discretion, shall be made payable to a Company-designated brokerage firm or the Company; and

(B)    as permitted by applicable law, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable written instructions (I) to a Company-designated brokerage firm (or in the case of an executive officer or Board member of the Company, an Optionee-designated brokerage firm) to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus, if applicable, the amount necessary to satisfy any Tax-Related Items (as defined in Paragraph 10 of this Agreement) and (II) to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

(ii)    Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

(iii)    Make appropriate arrangements with the Company (or a Parent, Subsidiary or Affiliate employing or retaining Optionee) for the satisfaction of all withholding or other obligations related to Tax-Related Items applicable to the Option grant, vesting, exercise or the sale of Shares, as applicable.

(b)    As soon as practical after the exercise date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) the purchased Option Shares, (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), subject to the appropriate legends and/or stop transfer instructions.

(c)    In no event may this Option be exercised for any fractional Shares.

(d)    Notwithstanding any other provisions of the Plan, this Agreement or any other agreement to the contrary, if at the time this Option is exercised, Optionee is indebted to the Company (or any Parent, Subsidiary or Affiliate) for any reason, the following actions shall be taken, as deemed appropriate by the Committee:

(i)    any Shares to be issued upon such exercise shall automatically be pledged against Optionee’s outstanding indebtedness; and

(ii)    if this Option is exercised in accordance with subparagraph 9(a)(i)(B) above, the after tax proceeds of the sale of Optionee’s Shares shall automatically be applied to the outstanding balance of Optionee’s indebtedness.

10.    Responsibility for Taxes.

(a)Regardless of any action taken by the Company or Optionee's employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Optionee's participation in the Plan and legally applicable to Optionee (“Tax-Related Items”) is and remains Optionee's responsibility. Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee becomes subject to taxation in more than one jurisdiction, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant tax, withholding or required deduction event, as applicable, and in order to receive any Shares or other benefit in relation to the Option, Optionee agrees to make arrangements satisfactory to the Company for the satisfaction of any applicable Tax-Related Items of the Company and/or the Employer that arise in connection with the Option. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any obligations related to Tax-Related Items by one or a combination of the following: (1) withholding all applicable Tax-Related Items from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer; (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale (specifically including where this Option is exercised in accordance with subparagraph 9(a)(i)(B) above) or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (3) withholding of Shares that would otherwise be issued upon exercise of the Option.

(c)Depending on the withholding method, the Company or Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. Optionee agrees to provide the Company and/or its stock plan broker/administrator with the information necessary to manage Optionee's Tax-Related Items withholding and acknowledges that should Optionee fail to provide such information on a timely basis, the Company and/or its stock plan broker/administrator may be obligated to withhold amounts from Optionee and it may be necessary for Optionee to seek a refund directly from the tax authorities.

(d)Finally, Optionee must pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of the Shares if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items as described in this Paragraph.

11.    Tax and Legal Advice. Optionee represents, warrants and acknowledges that neither the Company nor Optionee’s Employer have made any warranties or representations to Optionee with respect to any Tax-Related Items, legal or financial consequences of the transactions contemplated by this Agreement, and Optionee is in no manner relying on the Company, the Employer or the Company’s or the Employer’s representatives for an assessment of such consequences. OPTIONEE UNDERSTANDS THAT THE LAWS GOVERNING THIS OPTION ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT OPTIONEE’S PROFESSIONAL TAX, LEGAL AND FINANCIAL ADVISOR REGARDING THIS OPTION. OPTIONEE UNDERSTANDS THAT THE COMPANY AND THE EMPLOYER ARE NOT PROVIDING ANY TAX, LEGAL, OR FINANCIAL ADVICE, NOR IS THE COMPANY OR THE EMPLOYER MAKING ANY RECOMMENDATION REGARDING OPTIONEE’S ACCEPTANCE OF THIS OPTION. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER OR OTHER PENALTIES.

12.    Compliance with Laws and Regulations.

(a)    The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable laws, regulations and rules relating thereto, including all applicable regulations of any stock exchange (or the Nasdaq Global Select Market, if applicable) on which the Shares may be listed for trading at the time of such exercise and issuance and all applicable foreign laws.

(b)    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained.

13.    Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3, 5 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

14.    Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Optionee at the address maintained for the Optionee in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

15.    Construction. The Notice, this Agreement, and the Option evidenced hereby (a) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (b) constitute the entire agreement between Optionee and the Company on the subject matter hereof and supersede all proposals, written or oral, and all other communications between the parties related to the subject matter. All decisions of the Committee with respect to any question or issue arising under the Notice, this Agreement or the Plan shall be conclusive and binding on all persons having an interest in this Option. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.    Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws principles thereof. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Nevada and agree that any such litigation shall be conducted only in the courts of Nevadaor the federal courts for the United States for the Northern District of Nevadaand no other courts.

17.    Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may without shareholder approval be issued under the Plan, then this Option shall be void with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan and all applicable laws, regulations and rules.

18.    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

19.    Authorization to Release and Transfer Necessary Personal Information.

(a) Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal information as described in this Agreement by and among, as applicable, the Employer, and the Company and its Parent, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

(b) Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number (or any other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing the Optionee’s participation in the Plan. Optionee understands that Data may be transferred to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the Option under the Plan or with whom Shares acquired pursuant to these Options or cash from the sale of such Shares may be deposited. Furthermore, Optionee acknowledges and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties is necessary for Optionee's participation in the Plan.

(c) Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that Optionee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting Optionee’s local human resources representative in writing. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke consent, Optionee’s employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Options or other equity awards, or administer or maintain such awards.  Optionee further acknowledges that withdrawal of consent may affect Optionee’s ability to vest in or realize benefits from the Options, and Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact Optionee’s local human resources representative.

(d) The collection, use and transfer of Data for the purpose of implementing, administering and managing Optionee's participation in the Plan is conducted in accordance with the Company’s Global HR Data Protection Policy.

20.    No Entitlement or Claims for Compensation. As a condition to, and in consideration of, the grant, vesting, and exercise of this Option, and in receiving the Option, Option Shares, or any benefit relating to the Option, Optionee acknowledges and agrees that:

(a)    Optionee’s rights, if any, in respect of or in connection with this Option or any other Award are derived solely from the discretionary decision of the Company to permit Optionee to participate in the Plan and to benefit from a discretionary Award. The Plan may be amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement. By accepting this Option, Optionee expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to Optionee or benefits in lieu of Options or any other Awards even if Options have been granted repeatedly in the past. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Committee.

(b)    This Option and the Shares subject to the Option are not intended to replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of Optionee’s normal or expected compensation, and in no way represent any portion of Optionee’s salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Parent, Subsidiary or Affiliate. The value of the Option and the Shares subject to the Option are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any Parent, Subsidiary or Affiliate and which are outside the scope of Optionee’s written employment agreement (if any).

(c)     Optionee is voluntarily participating in the Plan.

(d)     Neither the Plan nor this Option or any other Award granted under the Plan shall be deemed to give Optionee a right to remain an Employee, Consultant or director of the Company, a Parent, Subsidiary or an Affiliate. The Employer reserves the right to terminate the Service of Optionee at any time, with or without cause, and for any reason.

(e)    The grant of the Option and Optionee's participation in the Plan will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Parent, Subsidiary or Affiliate.

(f)     The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Option will have no value. If Optionee exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price. Optionee also understands that neither the Company, nor the Employer or any Parent, Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between the Employer’s local currency and the United States Dollar that may affect the value of this Option.

(g)     In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s Service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws).

(h)    The Company may require Options granted hereunder be exercised with, and the Option Shares held by, a broker designated by the Company.

(i)    Optionee’s rights hereunder (if any) shall be subject to set-off by the Company for any valid debts the Optionee owes to the Company.

(j)    The Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

21.    Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

22.    Waiver. Optionee agrees that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Optionee or any other participant.

23.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Optionee’s current or future participation in the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24.    Language. If this Agreement or any other document related to the Plan is translated into a language other than English and the meaning of the translated version is different from the English version, the English version will take precedence.

25.    Appendix. Notwithstanding any provisions in this Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Optionee’s country of residence. Moreover, if Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

26.    Committee Policies. The Option shall be subject to any applicable special terms and conditions set forth in any applicable policy (and any amendments thereto) that the Committee (or a designee of the Committee) has adopted or will adopt in the future, including, but not limited to, any policy related to the vesting or transfer of equity awards.

27.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Optionee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Optionee acknowledges that the laws of the country in which Optionee is working at the time of grant, vesting and exercise of the Option or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Optionee to additional procedural or regulatory requirements that Optionee is and will be solely responsible for and must fulfill.

28.    Acceptance of Agreement. You may accept this Award either by (a) clicking on the “I agree” button below at any time before the First Vest Date or (b) doing nothing and your Award will be automatically accepted on your behalf on the First Vest Date.

* * * *

By accepting your Award in accordance with Section 28 of this Agreement, you agree to be bound by the terms and conditions of this Agreement.

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS

WORLD TECHNOLOGY CORP.

STOCK GRANT AGREEMENT

This Stock Grant Agreement (the “Agreement”) is made and entered into as of the Grant Date (as defined below) by and between World Technology Corp., a Nevadacorporation (the “Company”), and you pursuant to the World Technology Corp. 2018 Stock Incentive Plan (the “Plan”). The material terms of this Stock Grant Award are as follows:

Employee ID:

Grant Date:

Grant Number:

Restricted Shares:

First Vest Date:	,20________________

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, and as a condition to and in consideration of the grant, vesting, and settlement of the Stock Grant and your receipt of any Shares or any related benefit thereunder, the parties agree as follows:

1.    Restricted Shares. Pursuant to the Plan, the Company hereby transfers to you, and you hereby accept from the Company, a Stock Grant Award consisting of the Restricted Shares, on the terms and conditions set forth herein and in the Plan. By accepting (whether in writing, electronically or otherwise) the Stock Grant, or by otherwise receiving the Stock Grant, Shares, or any benefit relating thereto, you acknowledge that the Stock Grant and any Shares issued thereunder and your participation in the Plan are subject to such terms and conditions, and you agree to such terms and conditions.

2.    Vesting of Restricted Shares. So long as your Service continues, the Restricted Shares shall vest in accordance with the following schedule: [________________], unless otherwise provided by the Plan or Section 3 below. In the event of the termination of your Service for any reason, all unvested Restricted Shares shall be immediately forfeited without consideration. For purposes of facilitating the enforcement of the provisions of this Section 2, the Company may issue stop-transfer instructions on the Restricted Shares to the Company's transfer agent, or otherwise hold the Restricted Shares in escrow, until the Restricted Shares have vested and you have satisfied all applicable obligations with respect to the Restricted Shares, including any applicable tax withholding obligations set forth in Section 5 below. Any new, substituted or additional securities or other property which is issued or distributed with respect to the unvested Restricted Shares shall be subject to the same terms and conditions as are applicable to the unvested Restricted Shares under this Agreement and the Plan.

3.    Special Acceleration.

(a)    To the extent the Restricted Shares are outstanding at the time of a Corporate Transaction, but not otherwise fully vested, such Restricted Shares shall automatically accelerate immediately prior to the effective date of the Corporate Transaction and shall become vested in full at that time. No such acceleration, however, shall occur if and to the extent: (i) this Stock Grant Agreement is, in connection with the Corporate Transaction, assumed by the successor corporation (or parent thereof), or (ii) the Restricted Shares are replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the Restricted Shares at the time of the Corporate Transaction and provides for subsequent pay-out in accordance with the vesting schedule set forth in Section 2 above.

(b)    Immediately following the effective date of the Corporate Transaction, this Stock Grant Agreement shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c)    If this Stock Grant Agreement is assumed in connection with a Corporate Transaction, then the Committee shall appropriately adjust the number of shares and the kind of shares or securities covered by this Stock Grant Agreement immediately after such Corporate Transaction.

(d)    This Stock Grant Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

4.    Restriction on Election to Recognize Income in the Year of Grant. Under Section 83 of the Code, the Fair Market Value of the Restricted Shares on the date the Restricted Shares vest will be taxable as ordinary income at that time. You understand, acknowledge and agree that, as a condition to the grant of this Award, you may not elect to be taxed at the time the Restricted Shares are acquired by filing an election under Section 83(b) of the Code with the Internal Revenue Service.

5.    Withholding Taxes. In order to receive any Shares or other benefit in relation to the Stock Grant, you agree to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the Restricted Shares which, at the sole discretion of the Company, may include (i) having the Company withhold Shares from the Restricted Shares held in escrow, or (ii) any other arrangement approved by the Company, in any case, equal in value to the amount necessary to satisfy any such withholding tax obligation. Such Shares shall be valued based on the Fair Market Value as of the day prior to the date that the amount of tax to be withheld is to be determined under applicable law. The Company shall not be required to release the Restricted Shares from the stop-transfer instructions or escrow unless and until such obligations are satisfied.

6.    Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY STOCK GRANT AWARD. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

7.    Non-Transferability of Restricted Shares. Restricted Shares which have not vested pursuant to Section 2 above shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily or involuntarily or by the operation of law. However, this Section 7 shall not preclude you from designating a beneficiary who will receive any vested Restricted Shares in the event of your death, nor shall it preclude a transfer of vested Restricted Shares by will or by the laws of descent and distribution.

8.    Restriction on Transfer. Regardless of whether the transfer or issuance of the Restricted Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Restricted Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

9.    Stock Certificate Restrictive Legends. Stock certificates evidencing the Restricted Shares may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

10.    Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Restricted Shares may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

11.    Voting, Dividend and Other Rights. Subject to the terms of this Agreement, you shall have all the rights and privileges of a shareholder of the Company while the Restricted Shares are subject to stop-transfer instructions, or otherwise held in escrow, including the right to vote. To the extent any Restricted Shares have not vested pursuant to Section 2 above, no dividends or other distributions shall be accrued, paid or distributed to you.

12.    Authorization to Release and Transfer Necessary Personal Information.

(a)You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal information as described in this Agreement by and among, as applicable, the Employer, and the Company and its Parent, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b)You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (or any other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of this Stock Grant Award under the Plan or with whom Shares acquired pursuant to this Stock Grant Award or cash from the sale of such Shares may be deposited. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties is necessary for your participation in the Plan.

(c)You understand that the Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting your local human resources representative in writing. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you this Stock Grant Award or other equity awards, or administer or maintain such awards. You further acknowledge that withdrawal of consent may affect your ability to vest in or realize benefits from this Stock Grant Award and your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

(d)The collection, use and transfer of Data for the purpose of implementing, administering and managing your participation in the Plan is conducted in accordance with the Company’s Global HR Data Protection Policy.

13.    No Entitlement or Claims for Compensation. As a condition to, and in consideration of, the grant, vesting, and settlement of the Stock Grant, and in receiving the Stock Grant, Shares, or any benefit relating to the Stock Grant, you acknowledge and agree that:

(a)    Your rights, if any, in respect of or in connection with this Stock Grant Award or any other Award is derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Stock Grant Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you. This Stock Grant Award is not intended to be compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represents any portion of your salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b)    Neither the Plan nor this Stock Grant Award or any other Award granted under the Plan shall be deemed to give you a right to remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Stock Grant Award or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(c)    You agree that the Company may require that Restricted Shares be held by a broker designated by the Company. In addition, you agree that your rights hereunder shall be subject to set-off by the Company for any valid debts you owe the Company.

14.    Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevadawithout regard to the conflict of laws principles thereof. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Nevadaand agree that any such litigation shall be conducted only in the courts of Nevadaor the federal courts for the United States for the Northern District of Nevada and no other courts.

15.    Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company's principal corporate offices or to you at the address maintained for you in the Company's records or, in either case, as subsequently modified by written notice to the other party.

16.    Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

17.    Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

18.    Waiver. You agree that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

19.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.     Committee Policies. This Stock Grant shall be subject to any special terms and conditions set forth in any applicable policy (and any amendments thereto) that the Committee (or a designee of the Committee) has adopted or will adopt in the future, including, but not limited to, any policy related to the vesting or transfer of equity awards.

21.    Acceptance of Agreement. You may accept this Award either by (a) clicking on the “I agree” button below at any time before the First Vest Date or (b) doing nothing and your Award will be automatically accepted on your behalf on the First Vest Date.

* * * *

By accepting your Award in accordance with Section 21 of this Agreement, you agree to be bound by the terms and conditions of this Agreement.

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS

WORLD TECHNOLOGY CORP.

PERFORMANCE-BASED STOCK UNIT AGREEMENT

This Performance-Based Stock Unit Agreement (the “Agreement”) is made and entered into as of the Grant Date (as defined below) by and between World Technology Corp., a Nevada corporation (the “Company”), and you pursuant to the World Technology Corp. 2018 Stock Incentive Plan (the “Plan”). The material terms of this Stock Unit Award are as follows:

Employee ID:

Grant Date:

Grant Number:

Target Amount of Performance-Based Stock Units:

Vest Date:

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, and as a condition to and in consideration of the grant, vesting, and settlement of the Performance-Based Stock Units and your receipt of any Shares or any related benefit thereunder, the parties agree as follows:

1.    Performance-Based Stock Units. Pursuant to the Plan, the Company hereby grants to you and you hereby accept from the Company, Performance-Based Stock Units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share, on the terms and conditions set forth herein and in the Plan. By accepting (whether in writing, electronically or otherwise) the Performance-Based Stock Units, or by otherwise receiving the Performance-Based Stock Units, Shares, or any benefit relating thereto, you acknowledge that the Performance-Based Stock Units and any Shares issued thereunder and your participation in the Plan are subject to such terms and conditions, and you agree to such terms and conditions. The Target Amount of Performance-Based Stock Units stated above reflects the target number of Performance-Based Stock Units (the “Target Amount”). The number of Performance-Based Stock Units ultimately paid out to you will range from ___% to ____% of the Target Amount as determined (i) based upon the Company’s performance during the performance period against the performance goals as set forth in the Committee’s resolutions, dated __________________ (the “Performance Goals”) and (ii) by the basic formula contained in the attached Exhibit A. In accordance therewith, the Committee has the right, in its sole discretion and for any reason, to reduce or eliminate the number of Performance-Based Stock Units that would otherwise be payable hereunder pursuant to the immediately preceding sentence.

2.    Vesting of Performance-Based Stock Units. So long as your Service continues and subject to, and to the extent of, the satisfaction of the Performance Goals, the Performance-Based Stock Units shall vest in accordance with the following schedule: _________ (____%) of the total number of Performance-Based Stock Units earned, if any, pursuant to the satisfaction of the Performance Goals shall vest on the Vest Date, unless otherwise provided by the Plan or Sections 3(b) or 4 below. If you take a leave of absence, the Company may, at its discretion and to the extent permitted under applicable local law, either suspend vesting during the period of leave or pro-rate the Performance-Based Stock Units, notwithstanding the Company’s Vesting Policy for Leaves of Absence.

3.    Termination of Service.

(a)    Except as otherwise provided in Section 3(b) below or Section 4, in the event of the termination of your Service for any reason (whether or not in breach of local labor laws), all unvested Performance-Based Stock Units shall be immediately forfeited without consideration. For purposes of the preceding sentence, your right to vest in the Performance-Based Stock Units will terminate effective as of the date that you are no longer actively providing Service (or earlier upon your “Separation from Service” within the meaning of Code Section 409A) and will not be extended by any notice period mandated under local law (e.g., active Service would not include a period of “garden leave” or similar period pursuant to local law); the Company shall have the exclusive discretion to determine when you are no longer actively providing Service for purposes of the Performance-Based Stock Units.

(b)    In the event that you resign or your Service is terminated for any reason other than Cause on or after the date that (x) you have attained at least _____ (___) years of age and (y) your age plus your years of Service is at least equal to ____________ (_____), and so long as such resignation or the termination of your Service occurs no earlier than the ________ anniversary of the Grant Date (the satisfaction of the aforementioned conditions is referred to herein as “Retirement(1)”), all unvested Performance-Based Stock Units may be earned pursuant to the satisfaction of the Performance Goals, and shall vest in accordance with the vesting schedule set forth in Section 2 above, determined as if your Service had continued after your resignation or termination of Service, and shall be settled in accordance with Section 5(a); provided that any unsettled or unvested Performance-Based Stock Units shall be forfeited without consideration immediately upon the breach of any of the following conditions:

(i)    Unless prohibited by applicable law, you shall render, as an independent advisor or consultant and not as an Employee, such advisory or consulting services to the Company (or any Parent, Subsidiary or Affiliate) as shall reasonably be requested by the Company (or any Parent, Subsidiary or Affiliate), and such services shall not be terminated for Cause (for purposes of clarity, any request to provide such advisory or consulting services to the Company (or any Parent, Subsidiary or Affiliate) shall not be considered a continuation of “Service” unless the Company specifically provides that the continuation of services is a continuation of “Service” for purposes of this Section 3(b)).

(ii)    For a period of _____ (__) year beginning on the date of your termination of Service or during any period in which you provide independent advisory or consulting services to the Company (or any Parent, Subsidiary or Affiliate), you shall not directly or indirectly, individually or on behalf of other persons or entities, intentionally solicit or induce (a) any employee of the Company (or any Parent, Subsidiary or Affiliate) to leave the employee’s employment in order to accept employment with another person or entity or (b) any customer of the Company (or any Parent, Subsidiary or Affiliate) with whom you have worked in your capacity as an Employee prior to your termination of Service whose identity and/or any related information constitutes protected trade secrets (with such customers determined as of the date of the termination of your Service, to retain or use any other person or entity for the purpose of rendering services in competition with the Company (or any Parent, Subsidiary or Affiliate) or to purchase products from any business which, in the opinion of the Company (or any Parent, Subsidiary or Affiliate), competes with or is in conflict with the interests of the Company (or any Parent, Subsidiary or Affiliate), in either case, unless these restrictions are prohibited (whether in whole or in part) by applicable law.

(iii)    For a period of _____ (__) year beginning on the date of your termination of Service or during any period in which you provide independent advisory or consulting services to the Company (or any Parent, Subsidiary or Affiliate), you shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Company, competes with or is in conflict with the interests of the Company (or any Parent, Subsidiary or Affiliate), unless this restriction is prohibited by applicable law.

(iv)    You shall not, without prior written authorization from the Company, use or disclose any confidential information or trade secrets concerning the Company (or any Parent, Subsidiary or Affiliate), in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(c)    Notwithstanding any provisions to the contrary in this Agreement, in the event of the termination of your Service for Cause or in the event of the termination for Cause of any independent advisory or consulting services you may be providing as described in Section 3(b)(i), any unsettled or unvested Performance-Based Stock Units shall terminate and be forfeited immediately without consideration.

4.    Special Acceleration.

(a)    To the extent the Performance-Based Stock Units are outstanding at the time of a Corporate Transaction, such Performance-Based Stock Units shall automatically become vested in full at the Target Amount immediately prior to the effective date of the Corporate Transaction and settled in accordance with Section 5 below. No such accelerated vesting, however, shall occur if and to the extent: (i) these Performance-Based Stock Units are, in connection with the Corporate Transaction, either assumed by the successor corporation (or parent thereof) or replaced with comparable performance-based stock units of the successor corporation (or parent thereof), in each case, having a minimum payout equal to the Target Amount and preserving the settlement provisions set forth in Section 5 below or (ii) these Performance-Based Stock Units are replaced with a cash incentive program of the successor corporation which complies with Code Section 409A and, at a minimum, preserves the fair market value of the Performance-Based Stock Units at the time of the Corporate Transaction (based on the Target Amount) and provides for subsequent pay-out in accordance with the settlement provisions set forth in Section 5 below. The determination of the comparability of performance-based stock units under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive.

(1)If you are subject to the employment protections of a country within the European Economic Area because you reside in such country or are otherwise subject thereto, “Retirement” shall mean your years of Service is at least equal to ______ (___), regardless of your age, and the provisions concerning Retirement shall apply to you so long as the termination of your Service occurs no earlier than the one-year anniversary of the Grant Date. In all cases, years of Service shall be determined based on the date you originally provided Service. If you previously terminated Service, but subsequently returned to Service prior to the Grant Date, you will receive credit for your prior Service.

(b)    Immediately following the effective date of the Corporate Transaction, this Agreement shall terminate and cease to be outstanding, except as set forth in Section 5 below with respect to the settlement of Performance-Based Stock Units or to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c)    If this Agreement is assumed in connection with a Corporate Transaction, then the Committee shall appropriately adjust the number of units and the kind of shares or securities to be issued pursuant to this Agreement immediately after such Corporate Transaction.

(d)    This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

5.    Settlement of Performance-Based Stock Units.

(a)    General Settlement Terms. The Performance-Based Stock Units, to the extent earned and vested hereunder (including, without limitation by reason of Retirement), shall be automatically settled in Shares on the Vest Date (which constitutes a fixed payment date for purposes of Code Section 409A) or, if earlier, upon the earliest to occur of the settlement events set forth below or in the Company’s Vesting Acceleration Policy for Death and Terminal Illness; it being understood that nothing herein shall limit the Company’s ability to amend or terminate such policy in its sole discretion and without your consent.

(b)    Corporate Transaction. If, as of the Grant Date, you have not satisfied and it is not possible for you to satisfy the age and Service Retirement conditions with respect to this Performance-Based Stock Unit award and this Performance-Based Stock Unit award is not assumed or replaced as described in Section 4(a) in connection with a Corporate Transaction, then the Performance-Based Stock Units shall be automatically settled in Shares immediately prior to the effective date of the Corporate Transaction instead of on the Vest Date.

(c)    The Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable tax and/or other obligations pursuant to Section 6 below and such issuance otherwise complies with all applicable law.

(d)    Notwithstanding anything in this Section 5 or in this Agreement, to the extent your Performance-Based Stock Units would otherwise be settled upon your Separation from Service, such settlement shall instead occur upon the Company’s first business day following the six-month anniversary of your Separation from Service.

(e)    Prior to the time that the Performance-Based Stock Units are settled, you shall have no rights other than those of a general creditor of the Company. The Performance-Based Stock Units represent an unfunded and unsecured obligation of the Company.

6.    Taxes.

(a)    Regardless of any action the Company or your employer (the “Employer”) takes with respect to any and all income tax, social taxes or insurance contributions, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), and as a condition to and in consideration of the grant, vesting, and settlement of the Performance-Based Stock Units, you acknowledge that the ultimate liability for all Tax-Related Items with respect to the Performance-Based Stock Units is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance-Based Stock Units, including the grant, vesting or settlement of the Performance-Based Stock Units, or the subsequent sale of any Shares acquired at vesting or the receipt of any dividends with respect to such Shares; and (ii) do not commit to and are under no obligation to structure the terms or any aspect of the Performance-Based Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you become subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Prior to any relevant tax, withholding or required deduction event, as applicable, and in order to receive any Shares or other benefit in relation to the Performance-Based Stock Units, you agree to make arrangements satisfactory to the Company for the satisfaction of any applicable tax, withholding, required deduction and payment on account of any obligations of the Company and/or the Employer that arise in connection with the Performance-Based Stock Units. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any obligations related to Tax-Related Items by one or a combination of the following: (1) withholding from your wages or other cash compensation payable to you by the Company or the Employer; (2) withholding from proceeds of the sale of Shares acquired upon settlement of the Performance-Based Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); (3) withholding of Shares that would otherwise be issued upon settlement of the Performance-Based Stock Units; or (4) requiring you to satisfy the liability for Tax-Related Items by means of any other arrangement approved by the Company. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Performance-Based Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. You agree to provide the Company and/or its stock plan broker/administrator with the information necessary to manage your Tax-Related Items withholding and acknowledge that should you fail to provide such information on a timely basis, the Company and/or its stock plan broker/administrator may be obligated to withhold amounts from you and it may be necessary for you to seek a refund directly from the tax authorities. Depending on the withholding method, the Company or Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

(c)    Finally, you will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company shall not be required to issue or deliver Shares pursuant to this Agreement unless and until such obligations are satisfied.

7.    Tax and Legal Advice. You represent, warrant and acknowledge that neither the Company nor your Employer have made any warranties or representations to you with respect to any Tax-Related Items, legal or financial consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company, your Employer or the Company’s or the Employer’s representatives for an assessment of such consequences. YOU UNDERSTAND THAT THE LAWS GOVERNING THIS AWARD ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN PROFESSIONAL TAX, LEGAL AND FINANCIAL ADVISOR REGARDING ANY PERFORMANCE-BASED STOCK UNITS. YOU UNDERSTAND THAT THE COMPANY AND YOUR EMPLOYER ARE NOT PROVIDING ANY TAX, LEGAL, OR FINANCIAL ADVICE, NOR IS THE COMPANY OR YOUR EMPLOYER MAKING ANY RECOMMENDATION REGARDING YOUR ACCEPTANCE OF THIS AWARD. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER OR OTHER PENALTIES.

8.    Non-Transferability of Performance-Based Stock Units. Performance-Based Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by operation of law.

9.    Restriction on Transfer. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Performance-Based Stock Units has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law including all applicable foreign laws.

10.    Restrictive Legends and Stop-Transfer Instructions. Stock certificates evidencing the Shares issued pursuant to the Performance-Based Stock Units may bear such restrictive legends and/or appropriate stop-transfer instructions may be issued to the Company’s transfer agent as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

11.    Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the Performance-Based Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable laws.

12.    Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until the Performance-Based Stock Units are settled in Shares. In addition, you shall not have any rights to dividend equivalent payments with respect to Performance-Based Stock Units.

13.    Authorization to Release and Transfer Necessary Personal Information.

(a)    You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal information as described in this Agreement by and among, as applicable, the Employer, and the Company and its Parent, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b)    You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (or any other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in the Company, details of all Performance-Based Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data may be transferred to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of these Performance-Based Stock Units under the Plan or with whom Shares acquired pursuant to these Performance-Based Stock Units or cash from the sale of such Shares may be deposited. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties is necessary for your participation in the Plan.

(c)    You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting your local human resources representative in writing. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Performance-Based Stock Units or other equity awards, or administer or maintain such awards.  You further acknowledge that withdrawal of consent may affect your ability to vest in or realize benefits from these Performance-Based Stock Units, and your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

(d)    The collection, use and transfer of Data for the purpose of implementing, administering and managing your participation in the Plan is conducted in accordance with the Company’s Global HR Data Protection Policy.

14.    No Entitlement or Claims for Compensation. As a condition to, and in consideration of, the grant, vesting, and settlement of the Performance-Based Stock Units, and in receiving the Performance-Based Stock Units, Shares, or any benefit relating to the Performance-Based Stock Units, you acknowledge and agree that:

(a)    Your rights, if any, in respect of or in connection with these Performance-Based Stock Units or any other Award are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. The Plan may be amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement. By accepting these Performance-Based Stock Units, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Performance-Based Stock Units to you or benefits in lieu of Restricted Stock Units, even if Performance-Based Stock Units have been granted repeatedly in the past. All decisions with respect to future grants of Performance-Based Stock Units, if any, will be at the sole discretion of the Committee.

(b)    The Performance-Based Stock Units and the Shares subject to the Performance-Based Stock Units are not intended to replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Parent, Subsidiary or Affiliate. The value of the Performance-Based Stock Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any Parent, Subsidiary or Affiliate and which is outside the scope of your written employment agreement (if any).

(c)    You acknowledge that you are voluntarily participating in the Plan.

(d)    Neither the Plan nor these Performance-Based Stock Units or any other Award granted under the Plan shall be deemed to give you a right to remain an Employee, Consultant or director of the Company, a Parent, Subsidiary or an Affiliate. The Employer reserves the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws, and a written employment agreement (if any).

(e)    The grant of the Performance-Based Stock Units and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Parent, Subsidiary or Affiliate.

(f)    The future value of the underlying Shares is unknown and cannot be predicted with certainty and if you vest in the Performance-Based Stock Units and are issued Shares, the value of those Shares may increase or decrease. You also understand that neither the Company, nor the Employer or any Parent, Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between your Employer’s local currency and the United States Dollar that may affect the value of this Award.

(g)    In consideration of the grant of the Performance-Based Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance-Based Stock Units resulting from termination of your Service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) or from the Company’s determination that Performance Goals have not been satisfied in whole or in part and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

(h)    You agree that the Company may require Shares received pursuant to the Performance-Based Stock Units to be held by a broker designated by the Company.

(i)    You agree that your rights hereunder (if any) shall be subject to set-off by the Company for any valid debts you owe the Company.

(j)    The Performance-Based Stock Units and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

15.    Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws principles thereof. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Nevada and agree that any such litigation shall be conducted only in the courts of Nevada or the federal courts for the United States for the Northern District of Nevada and no other courts.

16.    Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to you at the address maintained for you in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

17.    Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

18.    Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

19.    Waiver. You agree that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

20.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.    Language. If this Agreement or any other document related to the Plan is translated into a language other than English and the meaning of the translated version is different from the English version, the English version will take precedence.

22.    Appendix. Notwithstanding any provisions in this Agreement, the Performance-Based Stock Units shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country of residence. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

23.    Committee Policies. The Performance-Based Stock Units shall be subject to any special terms and conditions set forth in any applicable policy (and any amendments thereto) that the Committee (or a designee of the Committee) has adopted or will adopt in the future, including, but not limited to, any policy related to the vesting or transfer of equity awards.

24.    Imposition of Other Requirements.     The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance-Based Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the laws of the country in which you are working at the time of grant, vesting and settlement of the Performance-Based Stock Units or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill.

25.    Acceptance of Agreement. You may accept this Award either by (a) clicking on the “I agree” button below at any time before the Vest Date or (b) doing nothing and your Award will be automatically accepted on your behalf on the Vest Date.

* * * *

By accepting your Award in accordance with Section 25 of this Agreement, you agree to be bound by the terms and conditions of this Agreement.

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS

Exhibit A

FORMULA FOR THE

WORLD TECHNOLOGY CORP.

PERFORMANCE-BASED STOCK UNIT AGREEMENT

WORLD TECHNOLOGY CORP.

STOCK UNIT AGREEMENT

This Stock Unit Agreement (the “Agreement”) is made and entered into as of the Grant Date (as defined below) by and between World Technology Corp., a Nevada corporation (the “Company”), and you pursuant to the World Technology Corp. 2018 Stock Incentive Plan (the “Plan”). The material terms of this Stock Unit Award are as follows:

Employee ID:

Grant Date:

Grant Number:

Restricted Stock Units:

First Vest Date:

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, and as a condition to and in consideration of the grant, vesting, and settlement of the Restricted Stock Units and your receipt of any Shares or any related benefit thereunder, the parties agree as follows:

1.Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, Restricted Stock Units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share, on the terms and conditions set forth herein and in the Plan. By accepting (whether in writing, electronically or otherwise) the Restricted Stock Units, or by otherwise receiving the Restricted Stock Units, Shares, or any benefit relating thereto, you acknowledge that the Restricted Stock Units and any Shares issued thereunder and your participation in the Plan are subject to such terms and conditions, and you agree to such terms and conditions.

2.Vesting of Restricted Stock Units. So long as your Service continues, the Restricted Stock Units shall vest in accordance with the following schedule: [______________________], unless otherwise provided by the Plan or Section 4 below. If you take a leave of absence, the Company may, at its discretion, suspend vesting during the period of leave or pro-rate the Restricted Stock Units to the extent permitted under the employment laws in the jurisdiction where you are providing Service or under the terms of your employment or service agreement, if any, notwithstanding the Company’s Vesting Policy for Leaves of Absence.

3.Termination of Service. In the event of the termination of your Service for any reason (whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where you are employed or providing Service, or the terms of your employment or service agreement, if any), all unvested Restricted Stock Units shall be immediately forfeited without consideration. For purposes of the preceding sentence, your right to vest in the Restricted Stock Units will terminate effective as of the date that you are no longer providing Service, and the Company shall have the exclusive discretion to determine when you are no longer providing Service for purposes of the Restricted Stock Units.

4.Special Acceleration.

(a)To the extent the Restricted Stock Units are outstanding at the time of a Corporate Transaction, such Restricted Stock Units shall automatically become vested in full immediately prior to the effective date of the Corporate Transaction. No such accelerated vesting, however, shall occur if and to the extent: (i) these Restricted Stock Units are, in connection with the Corporate Transaction, either assumed by the successor corporation (or parent thereof) or replaced with comparable restricted stock units of the successor corporation (or parent thereof) or (ii) these Restricted Stock Units are replaced with a cash incentive program of the successor corporation which complies with Code Section 409A and preserves the fair market value of the Restricted Stock Units at the time of the Corporate Transaction and provides for subsequent pay-out in accordance with the settlement provisions set forth in Section 5 below. The determination of the comparability of restricted stock units under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive.

(b)Immediately following the effective date of the Corporate Transaction, this Agreement shall terminate and cease to be outstanding, except as set forth in Section 5 below with respect to the deferred settlement of Restricted Stock Units or to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c)If this Agreement is assumed in connection with a Corporate Transaction, then the Committee shall appropriately adjust the number of units and the kind of shares or securities to be issued pursuant to this Agreement immediately after such Corporate Transaction.

(d)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

5.Settlement of Restricted Stock Units. To the extent you are eligible but have not elected to defer settlement of the Restricted Stock Units, the Restricted Stock Units shall be automatically settled in Shares upon vesting of such Restricted Stock Units, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable Tax-Related Items, as described and defined in Section 6 below, and such issuance otherwise complies with all applicable laws. To the extent you are eligible but have elected to defer settlement of the Restricted Stock Units, the vested portion of the Restricted Stock Units shall be settled in Shares upon the earlier of: (a) your separation from service within the meaning of Code Section 409A (“Separation from Service”) and (b) the fixed payment date elected by you, if any, at the time of such deferral (which shall be the first business day of a year no earlier than six years after the year of the Grant Date in accordance with procedures approved by the Committee), provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless such issuance complies with all applicable law. Notwithstanding the foregoing, to the extent your Restricted Stock Units would otherwise be settled upon your Separation from Service, such settlement shall instead occur upon the Company's first business day following the six-month anniversary of your Separation from Service. Prior to the time that the Restricted Stock Units are settled, you shall have no rights other than those of a general creditor of the Company. The Restricted Stock Units represent an unfunded and unsecured obligation of the Company.

6.Taxes.

(a)Regardless of any action the Company or your employer (the “Employer”) takes with respect to any and all income tax, social taxes or insurance contributions, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), and as a condition to and in consideration of the grant, vesting, and settlement of the Restricted Stock Units, you acknowledge that the ultimate liability for all Tax-Related Items with respect to the Restricted Stock Units is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant, vesting or settlement of the Restricted Stock Units, or the subsequent sale of any Shares acquired at vesting or the receipt of any dividends with respect to such Shares, and (ii) do not commit to and are under no obligation to structure the terms or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you become subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant tax, withholding or required deduction event, as applicable, and in order to receive any Shares or other benefit in relation to the Restricted Stock Units, you agree to make arrangements satisfactory to the Company for the satisfaction of any applicable tax, withholding, required deduction and payment on account of any obligations of the Company and/or the Employer that arise in connection with the Restricted Stock Units. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any obligations related to Tax-Related Items by one or a combination of the following: (1) withholding from your wages or other cash compensation payable to you by the Company or the Employer; (2) withholding from proceeds of the sale of Shares acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); (3) withholding of Shares that would otherwise be issued upon settlement of the Restricted Stock Units; or (4) requiring you to satisfy the liability for Tax-Related Items by means of any other arrangement approved by the Company. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. You agree to provide the Company and/or its stock plan broker/administrator with the information necessary to manage your Tax-Related Items withholding and acknowledge that should you fail to provide such information on a timely basis, the Company and/or its stock plan broker/administrator may be obligated to withhold amounts from you and it may be necessary for you to seek a refund directly from the tax authorities. Depending on the withholding method, the Company or Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates.

(c)Finally, you will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company shall not be required to issue or deliver Shares pursuant to this Agreement unless and until such obligations are satisfied.

7.Tax and Legal Advice. You represent, warrant and acknowledge that neither the Company nor your Employer have made any warranties or representations to you with respect to any Tax-Related Items, legal or financial consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company, the Employer or the Company’s or the Employer’s representatives for an assessment of such consequences. YOU UNDERSTAND THAT THE LAWS GOVERNING THIS AWARD ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN PROFESSIONAL TAX, LEGAL AND FINANCIAL ADVISOR REGARDING ANY RESTRICTED STOCK UNITS. YOU UNDERSTAND THAT THE COMPANY AND THE EMPLOYER ARE NOT PROVIDING ANY TAX, LEGAL, OR FINANCIAL ADVICE, NOR IS THE COMPANY OR THE EMPLOYER MAKING ANY RECOMMENDATION REGARDING YOUR ACCEPTANCE OF THIS AWARD. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER OR OTHER PENALTIES.

8.Non-Transferability of Restricted Stock Units. Restricted Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by operation of law.

9.Restriction on Transfer. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Restricted Stock Units has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law, including all applicable foreign laws.

10.Restrictive Legends and Stop-Transfer Instructions. Stock certificates evidencing the Shares issued pursuant to the Restricted Stock Units may bear such restrictive legends and/or appropriate stop-transfer instructions may be issued to the Company’s transfer agent as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

11.Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the Restricted Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable laws.

12.Voting, Dividend and Other Rights. Subject to the terms of this Agreement and except as set forth below, you shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until the Restricted Stock Units are settled in Shares. To the extent you have elected to defer settlement of the Restricted Stock Units, dividend equivalents shall only accrue after the vesting of the Restricted Stock Units and will be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach as set forth in the Plan or this Agreement and will be settled in additional Shares upon the settlement of the Restricted Stock Units as set forth in Section 5 above.

13.Authorization to Release and Transfer Necessary Personal Information.

(a)You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal information as described in this Agreement by and among, as applicable, the Employer, and the Company and its Parent, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b)You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (or any other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of these Restricted Stock Units under the Plan or with whom Shares acquired pursuant to these Restricted Stock Units or cash from the sale of such Shares may be deposited. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries or Affiliates, or to any third parties is necessary for your participation in the Plan.

(c)You understand that the Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting your local human resources representative in writing. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Restricted Stock Units or other equity awards, or administer or maintain such awards.  You further acknowledge that withdrawal of consent may affect your ability to vest in or realize benefits from these Restricted Stock Units and your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

(d) The collection, use and transfer of Data for the purpose of implementing, administering and managing your participation in the Plan is conducted in accordance with the Company’s Global HR Data Protection Policy.

14.No Entitlement or Claims for Compensation. As a condition to, and in consideration of, the grant, vesting, and settlement of the Restricted Stock Units, and in receiving the Restricted Stock Units, Shares, or any benefit relating to the Restricted Stock Units, you acknowledge and agree that:

(a)Your rights, if any, in respect of or in connection with these Restricted Stock Units or any other Award are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. The Plan may be amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement. By accepting these Restricted Stock Units, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Restricted Stock Units to you or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past. All decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Committee.

(b)The Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Parent, Subsidiary or Affiliate. The value of the Restricted Stock Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any Parent, Subsidiary or Affiliate and which is outside the scope of your written employment or service agreement (if any).

(c)You acknowledge that you are voluntarily participating in the Plan.

(d)Neither the Plan nor these Restricted Stock Units or any other Award granted under the Plan shall be deemed to give you a right to remain an Employee, Consultant or director of the Company, a Parent, Subsidiary or an Affiliate. The Employer reserves the right to terminate your Service at any time, with or without cause, and for any reason.

(e)The grant of the Restricted Stock Units and your participation in the Plan will not be interpreted to form an employment contract or service relationship with the Company, the Employer or any Parent, Subsidiary or Affiliate.

(f)The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty and if you vest in the Restricted Stock Units and are issued Shares, the value of those Shares may increase or decrease. You also understand that none of the Company, the Employer or any Parent, Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between the Employer’s local currency and the United States Dollar that may affect the value of this Award.

(g)No claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of your Service by the Company or the Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where you are employed or providing Service, or the terms of your employment or service agreement, if any) and, in consideration of the grant of the Award to which you are not otherwise entitled, you irrevocably agree never to institute any claim against the Employer, the Company or its Parent, Subsidiaries or Affiliates, waive your ability, if any, to bring any such claim, and release the Company and its Parent, Subsidiaries and Affiliates from any such claim; if notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting the Award, you shall be deemed irrevocably to have agreed to not pursue such claim and agree to execute any and all documents necessary to request the withdrawal of such claim.

(h)You agree that the Company may require Shares received pursuant to the Restricted Stock Units to be held by a broker designated by the Company.

(i)You agree that your rights hereunder (if any) shall be subject to set-off by the Company for any valid debts you owe the Company.

(j)Unless otherwise provided in the Plan or this Agreement, or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for in connection with any Corporate Transaction affecting the Common Stock.

15.Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws principles thereof. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Nevada and agree that any such litigation shall be conducted only in the courts of Nevada or the federal courts for the United States for the Northern District of Nevada and no other courts.

16.Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to you at the address maintained for you in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

17.Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

18.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

19.Waiver. You agree that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

20.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.Language. If this Agreement or any other document related to the Plan is translated into a language other than English and the meaning of the translated version is different from the English version, the English version will take precedence.

22.Appendix. Notwithstanding any provisions in this Agreement, the Restricted Stock Units shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country of residence. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

23.Committee Policies. The Restricted Stock Units shall be subject to any special terms and conditions set forth in any applicable policy (and any amendments thereto) that the Committee (or a designee of the Committee) has adopted or will adopt in the future, including, but not limited to, any policy related to the vesting or transfer of equity awards.

24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the laws of the country in which you are working at the time of grant, vesting and settlement of the Restricted Stock Units or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill.

25.Acceptance of Agreement. You may accept this Award either by (a) clicking on the “I agree” button below at any time before the First Vest Date or (b) doing nothing and your Award will be automatically accepted on your behalf on the First Vest Date.

*    *    *    *

By accepting your Award in accordance with Section 25 of this Agreement, you agree to be bound by the terms and conditions of this Agreement.

PLEASE PRINT AND KEEP A COPY FOR YOUR RECORDS

PERFORMANCE RSU LETTER

[Date]

[Name]

[Address]

[Address]

Dear                          :

[introductory text]

Your leadership team has recommended that you receive a performance-based restricted stock unit (PRSU) right with a target of [                      ]. RSUs will be granted after the end of FY[      ] based upon the satisfaction of an FY[      ] performance condition.

The right to receive a grant of a restricted stock unit depends on World Technology Corp.’s satisfaction of certain [                      ] targets for FY[      ]. Assuming those targets are met or exceeded, the restricted stock units that you are granted will vest [                      ] percent on the date of grant and [                      ] percent on each of the next [              ] anniversaries of the date of grant thereafter, subject to your continued employment with World Technology Corp. or an affiliate on the applicable vesting date. On each vesting date, the vested units will be settled in World Technology Corp. common stock. In addition, in the unlikely event that a corporate transaction or change in control (each as defined in World Technology Corp.’s 2018 Stock Incentive Plan) is consummated during FY[      ] or prior to the Compensation Committee’s Certification regarding satisfaction of the FY[      ] performance conditions, the performance-based restricted stock unit right will be deemed fully earned at target (100%) immediately prior to the effective date of the corporate transaction or the change in control, as the case may be, and will be settled in fully vested World Technology Corp. common stock at that time.

Lastly, please note that, if you are employed outside the United States, the Compensation Committee can grant the PRSU Right to you, in its sole discretion, only if and as long as it is permitted and feasible to grant restricted stock units under the laws of the country in which you are employed. If local laws make the grant of restricted stock units illegal or impractical, World Technology Corp. will let you know as soon as possible. You are under no obligation to accept the PRSU Right or any restricted stock units that may subsequently be granted to you.

[concluding text]

Sincerely,

ACTION REQUIRED : MUST BE RETURNED BY [INSERT APPROPRIATE DATE]

Deferral Election for

Annual Equity Award

2018 Stock Incentive Plan

Name (Last, First, Middle Initial)	Employee Number

You may use this form to:

•	Indicate the percentage of your annual restricted stock unit grant under the 2018 Stock Incentive Plan that you wish to defer. Your elected percentage will apply to each vesting installment of such grant.

•	Designate the settlement timing of the deferred portion of your vested annual restricted stock unit grant.

PLEASE REMEMBER THAT ONCE YOU MAKE AN ELECTION TO DEFER A RESTRICTED STOCK UNIT GRANT, YOU CANNOT REVOKE THAT ELECTION.

Deferral Election	Please select if you wish to defer restricted stock units; fill in the appropriate blanks.

Restricted Stock Unit Grant	I elect to defer % (you may only insert 25%, 50%, 75%, or 100%) of my annual restricted stock unit award anticipated to be granted under the 2018 Stock Incentive Plan (the “Plan”) on , 201 (subject to my continued employment with the Company or the Employer). I understand that this elected percentage will apply to each vesting installment of this grant.

Settlement Date *		Please complete this section to indicate settlement timing for the deferred portion of your vested annual restricted stock unit grant. You may only choose one alternative.

OR	Separation of Service	I elect to defer the settlement of the deferred portion of my vested annual restricted stock unit grant to my Separation from Service (as defined in Section 409A of the Internal Revenue Code).

	Date Specific (subject to earlier settlement upon separation from service)	I elect to defer the settlement of the deferred portion of my vested annual restricted stock unit grant to the earlier of (i) my Separation from Service; or (ii) the first business day of 20 (insert a year no earlier than [ ] and no later than [ ].

*	Any vested portion of the deferred portion of my restricted stock unit grant will be settled in shares of the Company’s common stock.

ACTION REQUIRED : MUST BE RETURNED BY [INSERT APPROPRIATE DATE]

Deferral Election for

Annual Equity Award

2018 Stock Incentive Plan

I understand:

•	To the extent I do not elect to defer the settlement of my restricted stock unit grant, such portion of the restricted stock unit grant will be automatically settled in shares of the Company’s common stock upon the vesting of the restricted stock unit grant (subject to acceleration in certain cases), as more fully set forth in the Stock Unit Agreement.

•	Any vested portion of the deferred restricted stock unit grant will be settled in shares of the Company’s common stock as elected by me above.

•	If my Separation from Service occurs before my restricted stock unit grant vests, any unvested restricted stock units will be forfeited as of the date my Separation from Service occurs.

•	“Separation from Service” is defined in Treasury Regulation Section 1.409A-1(h). While separation from service generally means termination of employment, a Separation from Service can also occur in the case of certain leaves of absence or upon a significant reduction in my work schedule. These events can trigger a “Separation from Service” resulting in the forfeiture of my unvested restricted stock units.

•	Certain leaves of absence can result in the suspension of vesting of my unvested restricted stock units. If I take a leave of absence that suspends the vesting of my restricted stock units such that they are unvested as of the applicable distribution event (whether that is Separation from Service or a date specific I elected), my restricted stock units that are unvested at the time of such distribution event shall be forfeited.

•	Any employment taxes that are due upon the vesting of my restricted stock unit grant (including the deferred portion of my grant) shall be deducted at the time of vesting by one or a combination of the following:

(1)	withholding from my wages or other cash compensation payable to me by the Company or the Employer;

(2)	withholding from proceeds of the sale of shares acquired upon settlement of the restricted stock units either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization);

(3)	withholding of shares that would otherwise be issued upon settlement of the restricted stock units; or

(4)	requiring me to satisfy the liability for any employment taxes by means of any other arrangement approved by the Company.

•	The receipt of shares of the Company’s common stock pursuant to any restricted stock unit grant will be taxed as ordinary income to me based on the value of the shares on the date the stock unit grant is settled and I receive shares of the Company’s common stock. This is true whether or not I elect to defer settlement of my restricted stock units.

•	The settlement of the deferred portion of my annual restricted stock unit grant upon my Separation from Service will be delayed for six months.

ACKNOWLEDGED AND AGREED:

Signature of Participant	Date

WORLD TECHNOLOGY CORP.

STOCK UNIT AGREEMENT

This Stock Unit Agreement (the “Agreement”) is made and entered into as of the Grant Date (as defined below) by and between World Technology Corp., a Nevada corporation (the “Company”), and you pursuant to the World Technology Corp. 2018 Stock Incentive Plan (the “Plan”). The material terms of this Stock Unit Award are as follows:

Grantee:

Grant Date:

Grant Number:

Stock Units:

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1.    Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, Stock Units, each of which is a bookkeeping entry representing the equivalent in value of one (1) Share, on the terms and conditions set forth herein and in the Plan.

2.    Vesting of Stock Units. One-hundred percent (100%) of the total number of Stock Units granted pursuant to this Agreement shall vest on the Grant Date.

3.    Settlement of Stock Units. Stock Units shall be automatically settled in Shares upon your separation from service within the meaning of Code Section 409A (“Separation from Service”), provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until such issuance complies with all applicable law; provided further, such settlement shall occur no later than 30 days after your Separation from Service. Prior to the time that the Stock Units are settled in Shares upon your Separation from Service, you shall have no rights other than those of a general creditor of the Company. The Stock Units represent an unfunded and unsecured obligation of the Company.

4.    Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

5.    Non-Transferability of Stock Units. Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by operation of law.

6.    Restriction on Transfer. Regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Stock Units has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

7.    Stock Certificate Restrictive Legends. Stock certificates evidencing the Shares issued pursuant to the Stock Units may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

8.    Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Shares issued pursuant to the Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

9.    Voting, Dividend and Other Rights. Subject to the terms of this Agreement and except as set forth below, you shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until the Stock Units are settled upon your Separation from Service. Dividend equivalents shall accrue and will be subject to the same conditions and restrictions as the Stock Units to which they attach as set forth in the Plan or this Agreement and will be settled in additional Shares upon your Separation from Service.

10.    Authorization to Release Necessary Personal Information.

(a)    You hereby authorize and direct the Company to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your service, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), compensation, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of these Stock Units under the Plan or with whom Shares acquired pursuant to these Stock Units or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for your participation in the Plan.

(b)    You may at any time withdraw the consents herein by contacting the Company’s local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to exercise or realize benefits from these Stock Units and your ability to participate in the Plan.

11.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws principles thereof.

12.    Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to you at the address maintained for you in the Company's records or, in either case, as subsequently modified by written notice to the other party.

13.    Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

14.    Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

NON-EMPLOYEE DIRECTOR ELECTIONS
INITIAL ANNUAL RETAINER & EQUITY GRANT

INITIAL ANNUAL RETAINER

The alternatives for the fiscal ________ initial annual retainer for non-employee members of the Board of Directors of World Technology Corp. (the “Company”) are:

•	a non-deferred cash payment (default option),
•	a deferred cash payment under the Company’s Deferred Compensation Plan (the “DCP”),
•	a vested stock grant under the 2018 Stock Incentive Plan (the “Plan”), and/or
•	a vested deferred stock unit (“DSU”) grant under the Plan.

If you make no elections below, you will receive your full initial annual retainer in non-deferred cash.

I, being a prospective newly elected or appointed non-employee member of the Board of Directors of the Company, hereby make the below elections with respect to my initial annual retainer for the first year (or partial year) of Board service commencing on the date of my election or appointment as a non-employee member of the Board of Directors of the Company. (The Election Amount must total 100%.)

Alternative	Election Amount (0% to 100%, in increments of 25%)	Election under the DCP Separation from Service

Non-Deferred Cash (default option)	% (e.g. 0%, 25%, 50%, 75% or 100%)	N/A

Deferred Cash under the Deferred Compensation Plan	%

I elect to receive my DCP account balance (choose one of the options below):

☐ as soon as practicable after my “Separation from Service,” but no later than 30 days after my Separation from Service.

☐ as soon as practicable in the calendar year following the calendar year of my “Separation from Service,” but no later than January 31.

Vested Stock Grant	%	N/A

Vested DSU Grant	%	N/A

TOTAL	100%

I understand the following:

•	If I elect to receive deferred cash under the DCP:

o	I authorize the Company to share my personal information with the third-party DCP administrator so that the DCP administrator can begin the enrollment process in order for me to make investment and beneficiary elections pursuant to the terms of the DCP.

o	I will receive my DCP account balance in a cash lump sum, taxable as ordinary income, pursuant to my election above. If I make no election, I will receive my DCP account balance as soon as practicable after my “Separation from Service” within the meaning under Section 409A of the Internal Revenue Code, which generally will be the date my service as a member of the Board of Directors of the Company terminates; provided however, such payment date will be no later than 30 days after my Separation from Service.

•	If I elect to receive a vested stock grant, the shares will be granted on the date of my election or appointment as a non-employee member of the Board of Directors of the Company based on the closing value of the Company’s common stock on such date (the “Fair Market Value”), the shares will be taxed as ordinary income to me based on the Fair Market Value, and I will receive the shares as soon as practicable after that date.

•	If I elect to receive a vested DSU grant:

o	The DSU grant will be granted on the date of my election or appointment as a non-employee member of the Board of Directors of the Company based on the Fair Market Value.
o	The DSU grant will be settled in shares of the Company’s common stock on, or as soon as practicable after, my Separation from Service; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Dividend equivalents will accrue on the DSU grant and will be credited as additional DSUs to be settled in additional shares of the Company’s common stock on, or as soon as practicable after, my Separation from Service; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Receipt of shares of the Company’s common stock pursuant to the DSU grant will be taxed as ordinary income to me based on the value of the shares on the date the DSU grant is settled and I receive shares of the Company’s common stock.

[INITIAL EQUITY GRANT ELECTION ON NEXT PAGE]

INITIAL EQUITY GRANT

I further (check one) (i) ☐ ELECT or (ii) ☐ DO NOT ELECT to defer the issuance of my initial stock grant of fully vested shares of stock anticipated to be granted under the 2018 Stock Incentive Plan (the “Plan”) on the date of my election or appointment in connection with my initial election or appointment as a non-employee member of the Board of Directors of the Company for the year of Board service commencing on such date.

I understand the following:

•	If I do not elect to defer the issuance of my initial stock grant, the shares will be granted on the date of my election or appointment as a non-employee member of the Board of Directors of the Company based on the closing value of the Company’s common stock on such date (the “Fair Market Value”), the shares will be taxed as ordinary income to me based on the Fair Market Value, and I will receive the shares as soon as practicable after that date.

•	If I elect to defer the issuance of my initial stock grant:
o	The grant will not be issued in shares of the Company’s common stock as set forth above, but instead will be granted as a fully vested deferred stock unit (“DSU”) on the date of my election or appointment as a non-employee member of the Board of Directors of the Company based on the Fair Market Value.
o	The DSU grant will be settled in shares of the Company’s common stock on, or as soon as practicable after, my “Separation from Service” within the meaning under Section 409A of the Internal Revenue Code; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Dividend equivalents will accrue on the DSU grant and will be credited as additional DSUs to be settled in additional shares of the Company’s common stock on, or as soon as practicable after, my Separation from Service; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Receipt of shares of the Company’s common stock pursuant to the DSU grant will be taxed as ordinary income to me based on the value of the shares on the date the DSU grant is settled and I receive shares of the Company’s common stock.

* * * * *

I understand that these elections will be effective only if received by the Company’s Legal Department on or before the date of my election or appointment.

Signature of Non-Employee Director	Date

* Because individual circumstances vary, World Technology Corp. cannot provide tax advice and you should consult with your own tax advisor regarding the income tax consequences of your potential elections.

NON-EMPLOYEE DIRECTOR ELECTIONS
ANNUAL RETAINER & EQUITY GRANT

ANNUAL RETAINER

The alternatives for the fiscal ________ annual retainer (anticipated to be $75,000) for non-employee members of the Board of Directors of World Technology Corp. (the “Company”) are:

•	a non-deferred cash payment (default option),
•	a deferred cash payment under the Company’s Deferred Compensation Plan (the “DCP”),
•	a vested stock grant under the 2018 Stock Incentive Plan (the “Plan”), and/or
•	a vested deferred stock unit (“DSU”) grant under the Plan.

If you make no elections below, you will receive your full annual retainer in non-deferred cash.

I, being a non-employee member of the Board of Directors of the Company, hereby make the below elections with respect to my annual retainer for the next year of Board service commencing at the next Annual Meeting of Shareholders. (The Election Amount must total 100%.)

Alternative	Election Amount (0% to 100%, in increments of 25%)	Election under the DCP Separation from Service

Non-Deferred Cash (default option)	% (e.g. 0%, 25%, 50%, 75% or 100%)	N/A

Deferred Cash under the Deferred Compensation Plan	%

I elect to receive my DCP account balance (choose one of the options below):

as soon as practicable after my “Separation from Service,” but no later than 30 days after my Separation from Service.

as soon as practicable in the calendar year following the calendar year of my “Separation from Service,” but no later than January 31.

Vested Stock Grant	%	N/A

Vested DSU Grant	%	N/A

TOTAL	100%

I understand the following:

•	If I elect to receive deferred cash under the DCP:

o	I authorize the Company to share my personal information with the third-party DCP administrator so that the DCP administrator can begin the enrollment process in order for me to make investment and beneficiary elections pursuant to the terms of the DCP.
o	I will receive my DCP account balance in a cash lump sum, taxable as ordinary income, pursuant to my election above. If I make no election, I will receive my DCP account balance as soon as practicable after my “Separation from Service” within the meaning under Section 409A of the Internal Revenue Code, which generally will be the date my service as a member of the Board of Directors of the Company terminates; provided however, such payment date will be no later than 30 days after my Separation from Service.

•	If I elect to receive a vested stock grant, the shares will be granted on the date of the Annual Meeting of Shareholders based on the closing value of the Company’s common stock on such date (the “Fair Market Value”), the shares will be taxed as ordinary income to me based on the Fair Market Value, and I will receive the shares as soon as practicable after that date.
•	If I elect to receive a vested DSU grant:

o	The DSU grant will be granted on the date of the Annual Meeting of Shareholders based on the Fair Market Value.
o	The DSU grant will be settled in shares of the Company’s common stock on, or as soon as practicable after, my Separation from Service; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Dividend equivalents will accrue on the DSU grant and will be credited as additional DSUs to be settled in additional shares of the Company’s common stock on, or as soon as practicable after, my Separation from Service; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Receipt of shares of the Company’s common stock pursuant to the DSU grant will be taxed as ordinary income to me based on the value of the shares on the date the DSU grant is settled and I receive shares of the Company’s common stock.

[ANNUAL EQUITY GRANT ELECTION ON NEXT PAGE]

ANNUAL EQUITY GRANT

I further (check one) (i) ☐ ELECT or (ii) ☐ DO NOT ELECT to defer the issuance of my annual stock grant of fully vested shares of stock anticipated to be granted under the 2018 Stock Incentive Plan (the “Plan”) on the date of the next Annual Meeting of Shareholders for the year of Board service commencing at the next Annual Meeting of Shareholders.

I understand the following:

•	If I do not elect to defer the issuance of my annual stock grant, the shares will be granted on the date of the Annual Meeting of Shareholders based on the closing value of the Company’s common stock on such date (the “Fair Market Value”), the shares will be taxed as ordinary income to me based on the Fair Market Value, and I will receive the shares as soon as practicable after that date.
•	If I elect to defer the issuance of my annual stock grant:
o	The grant will not be issued in shares of the Company’s common stock as set forth above, but instead will be granted as a fully vested deferred stock unit (“DSU”) on the date of the Annual Meeting of Shareholders based on the Fair Market Value.
o	The DSU grant will be settled in shares of the Company’s common stock on, or as soon as practicable after, my “Separation from Service” within the meaning under Section 409A of the Internal Revenue Code; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Dividend equivalents will accrue on the DSU grant and will be credited as additional DSUs to be settled in additional shares of the Company’s common stock on, or as soon as practicable after, my Separation from Service; provided however, such settlement shall occur no later than 30 days after my Separation from Service.
o	Receipt of shares of the Company’s common stock pursuant to the DSU grant will be taxed as ordinary income to me based on the value of the shares on the date the DSU grant is settled and I receive shares of the Company’s common stock.

* * * * *

I understand that these elections will be effective only if received by _______________ on or before _________ [December 31, [PRECEDING YEAR]].

Signature of Non-Employee Director	Date

* Because individual circumstances vary, World Technology Corp. cannot provide tax advice and you should consult with your own tax advisor regarding the income tax consequences of your potential elections.

WORLD TECHNOLOGY CORP.

VESTING ACCELERATION POLICY

FOR

DEATH AND TERMINAL ILLNESS

Unless and until the Compensation Committee of the Board of Directors of World Technology Corp. determines otherwise, the following policy shall be applied to all outstanding equity awards issued under any equity plan maintained World Technology Corp. or any World Technology Corp. subsidiary, including outstanding equity awards and/or equity plans assumed by World Technology Corp. in connection with its acquisition of companies, and held by any employee of World Technology Corp. or any World Technology Corp. subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited any applicable law, rule or regulation or would result in adverse legal or tax consequences thereunder.

For purposes of this policy:

•	the value of stock options and stock appreciation rights is based on the difference between the exercise price of the equity awards and the closing price of World Technology Corp.’s stock on the date of the employee’s death or terminal illness, as applicable, or if such day is not a trading day, the last trading day prior to the date of death or terminal illness, as applicable;

•	the value of stock grants, stock units, and unvested shares previously acquired pursuant to equity awards (such shares are referred to herein as “unvested equity award shares”) is based on the difference between the purchase price, if any, and the closing price of World Technology Corp.’s stock on the date of the employee’s death or terminal illness, as applicable, or if such day is not a trading day, the last trading day prior to the date of death or terminal illness, as applicable;

•	“unvested equity award shares” includes outstanding and unvested performance-based restricted stock or stock unit awards and the accelerated vesting of such awards will be deemed to occur at target levels, subject to the specified limits below; and

•	to the extent the vesting of any performance-based restricted stock or stock unit award is accelerated pursuant to this policy, the award will be settled upon the death or terminal illness of an employee, as the case may be, except that if the applicable award is subject to Section 409A of the Internal Revenue Code (“Code Section 409A”) and such terminal illness does not qualify as a “Disability” within the meaning of Code Section 409A, then the award will instead be settled on the fixed payment date following the end of the performance period on which the applicable award is normally paid out.

ACCELERATION UPON DEATH OF EMPLOYEE

Upon the death of an employee, World Technology Corp. will accelerate the vesting of the employee’s outstanding equity awards and any unvested equity award shares up to a specified limit based on the value of the equity awards and/or shares on the date of death. The limit on the amount of accelerated vesting is the greater of: (a) one-hundred percent (100%) of the unvested equity awards and/or unvested equity award shares up to a total value of $10 million; or (b) up to one year of vesting from the date of death as to all unvested equity awards and/or unvested equity award shares. For example, if an employee held unvested options for 100,000 shares with an exercise price of $1 which would vest in four annual installments of 25,000 shares, and the closing price of World Technology Corp.’s stock on the date of the employee’s death was $101, all 100,000 of the shares would become vested (100,000 shares x $100 (the difference between $101 and $1) = $10,000,000).

ACCELERATION UPON TERMINAL ILLNESS OF EMPLOYEE

Upon the terminal illness of an employee, World Technology Corp. will accelerate the vesting of the employee’s outstanding equity awards and any unvested equity award shares up to a specified limit based on the value of the equity awards and/or shares on the date of the terminal illness. An employee will be considered terminally ill upon the approval by World Technology Corp.’s employee life insurance provider of the accelerated life insurance benefit which indicates 12 months or less to live. When a request is made to accelerate the vesting of an employee’s outstanding equity awards and early life insurance payouts are not also requested, an employee will be considered terminally ill upon the approval by World Technology Corp.’s external, independent medical review vendor (which may include World Technology Corp.’s employee life insurance provider). The date of terminal illness will be the date the determination is made by World Technology Corp.’s employee life insurance provider or World Technology Corp.’s external, independent medical review vendor. The limit on the amount of accelerated vesting is the greater of: (a) one-hundred percent (100%) of the unvested equity awards and/or unvested equity award shares up to a total value of $10 million; or (b) up to one year of vesting from the date of the terminal illness as to all unvested equity awards and/or unvested equity award shares. For example, if an employee holds unvested options for 100,000 shares with an exercise price of $1 which would vest in four annual installments of 25,000 shares, and the closing price of World Technology Corp.’s stock on the date that the employee is determined to be terminally ill was $101, all 100,000 of the shares would become vested (100,000 shares x $100 (the difference between $101 and $1) = $10,000,000).

WORLD TECHNOLOGY CORP.

VESTING POLICY

FOR

LEAVES OF ABSENCE

Unless and until the Compensation Committee of the Board of Directors of World Technology Corp. determines otherwise, the following policy shall be applied to all outstanding equity awards issued under any equity plan maintained World Technology Corp. or any World Technology Corp. subsidiary, including outstanding equity awards and/or equity plans assumed by World Technology Corp. in connection with its acquisition of companies, and held by any employee of World Technology Corp. or any World Technology Corp. subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by any applicable law, rule or regulation or would result in adverse legal or tax consequences thereunder.

90 DAYS CONTINUED VESTING ON AUTHORIZED LEAVES OF ABSENCE

The exercise or vesting schedule in effect for any outstanding equity award and any unvested shares previously acquired pursuant to any equity award (such shares referred to herein as “unvested equity award shares”) held by an employee at the time of the employee’s commencement of an authorized leave of absence shall continue to vest and/or become exercisable in accordance with the vesting schedule set forth in the applicable equity award agreement during the period the employee remains on such authorized leave of absence; provided that, in no event shall any employee be entitled to vest for more than 90 days of authorized leaves of absence during any rolling 12-month period (the “LOA Limit”).

If an employee exceeds the LOA Limit during any rolling 12-month period, the unvested equity award shares held by such an employee shall be suspended immediately following the expiration of the LOA Limit and the equity award and any unvested equity shares shall not vest and/or become exercisable for any additional shares during the remainder of the rolling 12-month period.

WORLD TECHNOLOGY CORP.

TRANSFER POLICY

FOR

DIVORCE

Unless and until the Compensation Committee of the Board of Directors of World Technology Corp. determines otherwise, the following policy shall be applied to all equity awards issued under any equity plan maintained World Technology Corp. or any World Technology Corp. subsidiary, including equity awards and/or equity plans assumed by World Technology Corp. in connection with its acquisition of companies, and held by any employee of World Technology Corp. or any World Technology Corp. subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by the applicable equity plan, equity award agreement or any applicable law, rule or regulation.

PROHIBITION ON TRANSFER OF EQUITY AWARDS UPON DIVORCE

Except as provided below, equity awards and any unvested shares acquired pursuant to equity awards shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process in connection with the divorce of the holder of such equity award or shares. Equity awards and any unvested shares acquired pursuant to equity awards may be transferred by an executive officer of World Technology Corp. only to the extent required by a domestic relations order, as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, in settlement of marital property rights by any court of competent jurisdiction.